Exhibit (16)(b)

POWER OF ATTORNEY

The undersigned Trustee of:

1.	BlackRock New Jersey Municipal Bond Trust (BLJ);

2.	BlackRock New Jersey Municipal Income Trust (BNJ);

3.	BlackRock MuniYield New Jersey Fund, Inc. (MYJ) (collectively, the “Funds”);

hereby appoints John M. Perlowski, Jonathan Diorio, Neal J. Andrews, Janey Ahn, Jay M. Fife and Benjamin Archibald, and each of them, his true and lawful attorneys and agents (the “Agents”), each with full power and authority (acting separately and without the other) to execute in the name and on behalf of the undersigned with full power of substitution and resubstitution, as fully to all intents as he might or could do in person, for the purposes of executing and delivering, for and on behalf of the undersigned, any Registration Statement on Form N-14 of the Funds (including any and all amendments thereto) and any other document or instrument in connection with the transactions contemplated by such Registration Statement on Form N-14, upon the advice of counsel, to be filed by the applicable Funds with the Securities and Exchange Commission (“SEC”) pursuant to the provisions of the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Company Act of 1940 (collectively, the “Acts”), and the rules, regulations or requirements promulgated by the SEC pursuant to such Acts; and the undersigned does hereby ratify and confirm all that the said attorneys, or any of them, shall do or cause to be done by virtue of this Power of Attorney.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 16th day of February, 2018.

Signature	Title

/s/ Robert W. Fairbairn	Trustee
Robert W. Fairbairn

[N-14 - Power of Attorney]